Exhibit 5.5

EDWARD L. WRIGHT

        (1903-1977)

ROBERT S. LINDSEY

        (1913-1991)

ALSTON JENNINGS

        (1917-2004)

JOHN G. LILE

GORDON S. RATHER, JR.

ALSTON JENNINGS, JR.

JOHN R. TISDALE

JOHN WILLIAM SPIVEY III

LEE J. MULDROW

N.M. NORTON

CHARLES T. COLEMAN

EDWIN L. LOWTHER, JR.

GREGORY T. JONES

WALTER McSPADDEN

JOHN D. DAVIS

JUDY SIMMONS HENRY

KIMBERLY WOOD TUCKER

RAY F. COX, JR.

TROY A. PRICE

KATHRYN A. PRYOR

J. MARK DAVIS

JERRY J. SALLINGS

WILLIAM STUART JACKSON

MICHAEL D. BARNES

STEPHEN R. LANCASTER

KYLE R. WILSON

C. TAD BOHANNON

J. CHARLES DOUGHERTY

M. SEAN HATCH

J. ANDREW VINES

MICHELLE M. KAEMMERLING

WRIGHT, LINDSEY & JENNINGS LLP

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Writer’s Direct Dial No.

SCOTT ANDREW IRBY

PATRICK D. WILSON

DAVID P. GLOVER

REGINA A. YOUNG

PAUL D. MORRIS

EDWARD RIAL ARMSTRONG

GARY D. MARTS, JR.

ERIC BERGER

P. DELANNA PADILLA

CALEY B. VO

JOHNATHAN D. HORTON

KATHRYN M. IRBY

CHESTER H. LAUCK, III

DAVID L. JONES

W. CARSON TUCKER

JANE A. KIM

ADRIENNE L. JUNG

KRISTEN S. MOYERS

ERIN S. BROGDON

RICHARD BLAKELY GLASGOW

DIANA BORGOGNONI SNYDER

PATRICK M. YOUNG

ANTWAN D. PHILLIPS

MATTHEW A. GLOVER

BAXTER D. DRENNON

MICHAEL A. THOMPSON

SETH R. JEWELL

HAYDEN W. SHURGAR

    OF COUNSEL

RONALD A. MAY

ROGER A. GLASGOW

BRUCE R. LINDSEY

JAMES R. VAN DOVER

CHARLES S. BOHANNON

JUSTIN T. ALLEN

November 22, 2011

Burlington Coat Factory Warehouse Corporation

Burlington Coat Factory of Arkansas, LLC

1830 Route 130 North

Burlington, New Jersey 08016

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Issuer”), and Burlington Coat Factory of Arkansas, LLC (the “Guarantor” and together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $450,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed (the “Guarantee”) by the Guarantor and the other guarantors named in the Indenture, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about July 15, 2011. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of February 24, 2011 (the “Indenture”) by and among the Issuer, the guarantors and Wilmington Trust FSB, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 10% Senior Notes due 2019 issued on February 24, 2011 (the “Old Notes”), of which $450,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of organization and operating agreement of the Guarantor, (ii) resolutions of the Guarantor with respect to the issuance of the Exchange Notes and the Guarantee, (iii) the Indenture, (iv) the Registration

WRIGHT, LINDSEY & JENNINGS LLP

November 22, 2011

Statement, (v) the Registration Rights Agreement, dated as February 24, 2011, by and among the Issuer, the guarantors and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC. (the “Registration Rights Agreement”) and (vi) forms of the Exchange Notes and the Guarantee.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantor contained in the documents we have reviewed.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion regarding the Registration Statement or the data contained therein or the financial condition of either Issuer or Guarantor.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantee have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Guarantee will be a validly issued and binding obligation of the Guarantor.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Arkansas and represents our opinion as to how that issue would be resolved were it to be considered by the Arkansas Supreme Court. The manner in which any

WRIGHT, LINDSEY & JENNINGS LLP

November 22, 2011

particular issue relating to the opinion set forth above would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. The opinion and other advice contained in this letter does not consider or cover any securities laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantor of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours very truly,

/s/ Wright, Lindsey & Jennings LLP

WRIGHT, LINDSEY & JENNINGS LLP